UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

PRESSURE BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Massachusetts	001-38185	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue

South Easton, MA 02375

(Address of principal executive offices, including zip code)

(508) 230-1828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 29, 2020, Pressure BioSciences, Inc. (the “Company”) entered into a binding letter of intent to merge with Cannaworx Holdings, Inc. (the “Binding LOI”). The Binding LOI, as later amended, had an October 31, 2020 deadline for the (i) negotiation of definitive documentation regarding the merger transaction and (ii) exclusivity period with regard to each of the Company and Cannaworx Holdings, Inc. (“CWX”) being prohibited from negotiating a controlling interest transaction with any third party.

On November 6th, the Company and CWX entered into the Third Amendment to the Binding LOI (the “Third Amendment”). Pursuant to the Third Amendment, the parties extended the October 31, 2020 deadline to December 31, 2020.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by its full text, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Third Amendment to Binding Acquisition Letter of Intent, Dated November 6, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Date: November 6, 2020	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President and Chief Executive Officer